                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                              MICROHELIX LABS, INC.

                                    ARTICLE I

                        SHAREHOLDERS MEETINGS AND VOTING

      1.1 Annual Meeting. The annual meeting of the shareholders will be held on the last Wednesday in April of each year at 10:00 a.m, unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting on the stated date will not affect the validity of any corporate action.

      1.2 Special Meetings. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors and will be called by the President upon the written demand of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. The demand must describe the purposes for which the meeting is to be held and must be signed, dated, and delivered to the Secretary.

      1.3 Place of Meetings. Meetings of the shareholders will be held at any place in or out of Oregon designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting will be held at the Corporation's principal office.

      1.4 Notice of Meetings. Written or printed notice stating the date, time, and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, will be delivered by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, not earlier than 60 days nor less than 10 days before the meeting date. If mailed, the notice will be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder's address shown in the Corporation's record of shareholders.

      1.5 Waiver of Notice. A shareholder may at any time waive any notice required by law, these Bylaws, or the Articles of Incorporation. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to
(i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      1.6 Fixing of Record Date. The Board of Directors may fix a future date or a later time on the date the Board of Directors fixes as the record date to determine the shareholders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action, or receive payment of any share or cash dividend or other distribution. This date may not be earlier than 70 days or, in the case of a meeting, later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote, or other action of the shareholders will be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or otherwise transmitted to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

      1.7 Shareholders List for Meeting. After a record date for a meeting is fixed, the Corporation will prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list will be arranged by voting group and, within each voting group, by class or series of shares, and it will show the address of and number of shares held by each shareholder. The shareholders list will be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation will make the shareholders list available at the meeting, and any shareholder or the shareholder's agent or attorney will be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

      1.8   Quorum; Adjournment.

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

            (b) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

            (c) Once a share is represented for any purpose at a meeting, it will be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      1.9   Voting Requirements; Action Without Meeting.

            (a) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

            (b) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholder action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

      1.10 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

      1.11 Meeting by Telephone Conference. Shareholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communications by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means will constitute presence in person at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      2.1 Duties of Board of Directors. All corporate powers of the Corporation will be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation will be managed under the direction of its Board of Directors.

      2.2 Number, Term and Qualification. The number of directors of the Corporation will be at least one and no more than nine. Within this range, the initial number of directors will be one, and the number of directors will otherwise be determined from time to time by the Board of Directors. The term of a director will expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors will shorten the term of any incumbent director. Despite the expiration of a director's term, the director will continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of Oregon or shareholders of the Corporation.

      2.3 Regular Meetings. A regular meeting of the Board of Directors will be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without notice other than the resolution.

      2.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors or, at any time when there is only one director, the sole director. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

      2.5 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors must be given at least 24 hours before the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail, or private carrier. If written, notice will be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice by all other means will be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

      2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws, or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived, and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      2.7   Quorum. A majority of the number of directors set forth in Section
2.2 of these Bylaws will constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

      2.9   Director Conflict of Interest

            (a) A transaction in which a director of the corporation has a direct or indirect interest will be valid notwithstanding the director's interest in the transaction if (i) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose (without counting the votes or consents of directors with a direct or indirect interest in the transaction), or
(ii) the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by the majority vote, or
(iii) the transaction is fair to the corporation.

            (b) A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum must be present for the purpose of taking action.

            (c) A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.

            (d) A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction, or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

        2.10   Meeting by Telephone Conference; Action Without Meeting.

            (a) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means will constitute presence in person at the meeting.

            (b) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action will be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

      2.11 Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors will be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      2.12 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

      2.13 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors will be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting,
(b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting, or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

      2.14 Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only.

      2.15 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the Corporation. Unless the notice specifies a later effective date, a resignation notice will be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by the addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

      3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee will have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

      3.2 Changes of Size and Function. Subject to the provisions of law, the Board of Directors has the power at any time to change the number of committee members, fill committee vacancies, change any committee members of, change the functions of, and terminate the existence of a committee.

      3.3 Conduct of Meetings. Each committee will conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee will adopt any further rules regarding its conduct, keep minutes and other records, and appoint subcommittees and assistants as it deems appropriate.

      3.4 Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

      4.1 Appointment. The Board of Directors at its first meeting following its election each year will appoint a President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board. The Board of Directors or the President may appoint any other officers, assistant officers, and agents. Any two or more offices may be held by the same person.

      4.2 Compensation. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors or by the President with respect to officers appointed by the President.

      4.3 Term. The terms of office of all officers commence upon their appointment and continue until their successors are appointed or until their resignation or removal.

      4.4 Removal. Any officer or agent appointed by the Board of Directors or the President may be removed by the Board of Directors at any time with or without cause. Any officer or agent appointed by the President may be removed by the President at any time with or without cause.

      4.5 Chairman of the Board. The Chairman of the Board, if that office is filled, will preside at all meetings of the Board of Directors and will perform any duties and responsibilities prescribed from time to time by the Board of Directors.

      4.6 President. Unless otherwise determined by the Board of Directors, the President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will be responsible for the general operation of the Corporation. The President will have any other duties and responsibilities prescribed by the Board of Directors. Unless otherwise determined by the Board of Directors, the President will have authority to vote any shares of stock owned by the Corporation and to delegate this authority to any other officer.

      4.7 Vice Presidents. Each Vice President will perform the duties and responsibilities prescribed by the Board of Directors or the President. The Board of Directors or the President may confer a special title upon a Vice President.

      4.8   Secretary.

            (a) The Secretary will record and keep the minutes of all meetings of the directors and shareholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors or the President.

            (b) Any assistant secretary will have the duties prescribed from time to time by the Board of Directors, the President, or the Secretary. In the absence or disability of the Secretary, the Secretary's duties will be performed by an assistant secretary.

                                    ARTICLE V

                                 INDEMNIFICATION

      The Corporation shall indemnify to the fullest extent not prohibited by law, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other (including an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee, or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the Corporation's obligation to indemnify any person will have any effect on such obligation for any act or omission that occurs before the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article will not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents, and fiduciaries that may be included in the Articles of Incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders, or other document or arrangement.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

      6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors will determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration will evidence a determination by the Board that such consideration is adequate.

      6.2   Certificates for Shares.

            (a) Certificates representing shares of the Corporation will be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws. The certificates must be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom must be the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares will be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

            (b) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, a shareholder's agreement, or any agreement to which the Corporation is a party must have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares must set forth on its face or back either (a) a summary of the designations, relative rights, preferences, and limitations of the shares of each class and the variations in rights, preferences, and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences, and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

            (c) All certificates surrendered to the Corporation for transfer will be canceled. The Corporation will not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

      6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

      6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                   ARTICLE VII

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

      7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

      7.2 Loans. The Corporation may not borrow money and no evidence of indebtedness may be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

      7.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation must be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

      7.4 Deposits. All funds of the Corporation not otherwise employed will be deposited to the credit of the Corporation in those banks, trust companies, or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective will not affect or invalidate any other provision of these Bylaws.

      8.2 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.


                                          Adopted:  February 1, 1997